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                                                                    EXHIBIT 4.11

                             DECLARATION OF TRUST


     DECLARATION OF TRUST, dated as of April 10, 1997, by and between Provident Companies, Inc., a Delaware corporation, as "Depositor," First Union Trust Company, National Association, a national banking association, as trustee (the "Delaware Trustee") and Susan N. Roth, as trustee (the "Regular Trustee") (together with the Delaware Trustee, the "Trustees").

     The Depositor and the Trustees hereby agree as follows:

     Section 1. THE TRUST. The trust created hereby shall be known as Provident Financing Trust I (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     Section 2. THE TRUST ESTATE. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     Section 3. AMENDED AND RESTATED TRUST AGREEMENT. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities (as defined below) and common securities of the Trust to be referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and the Regular Trustee or the Depositor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     Section 4. INDEMNIFICATION. The Depositor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other skilled professionals) and (ii) indemnify, defend and hold harmless the Trustees and their officers, directors, employees and agents (collectively, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses incurred by such Indemnified Person to the extent such Expenses are incurred as a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     Section 5. CERTAIN AUTHORIZATIONS. The Depositor, as the sponsor of the Trust, and the Regular Trustee are hereby authorized, in the discretion of the Depositor (i)to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a)the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust (the "Preferred Securities") and certain other securities of the Depositor and (b)a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12 of the Securities Exchange Act of 1934, as

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amended; (ii)to file with one or more national securities exchanges (each, an
"Exchange") or the National Association of Securities Dealers ("NASD") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any such Exchange or the NASD's Nasdaq National Market ("NASDAQ");
(iii)to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws; and (iv)to execute on behalf of the Trust such Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities as the Depositor, on behalf of the Trust, may deem necessary or desirable. In the event that any filing referred to in clauses (i),
(ii) and (iii) above is required by the rules and regulations of the Commission, any Exchange, the NASD or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by a Trustee, the Depositor and the Trustees and any trustee appointed pursuant to Section 7 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Delaware Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws.

     Section 6. COUNTERPARTS. This Declaration of Trust may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 7. TRUSTEES. The number of Trustees initially shall be two (2) and thereafter the number of trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor, which may increase or decrease the number of trustees; provided, however, that to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty days' prior notice to the Depositor.

     Section 8. GOVERNING LAW. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflicts of law principles).

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     IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.

                                   PROVIDENT COMPANIES, INC.,
                                   as Depositor


                                   By: /s/ Susan N. Roth
                                      --------------------------------
                                   Name: Susan N. Roth
                                   Title: Vice President, Secretary
                                   and Counsel


                                   FIRST UNION TRUST COMPANY, NATIONAL
                                   ASSOCIATION,
                                   not in its individual capacity,
                                   but solely as Trustee


                                   By: /s/ Edward L. Truitt, Jr.
                                      ---------------------------------
                                   Name: Edward L. Truitt, Jr.
                                   Title: Assistant Vice President


                                   SUSAN N. ROTH,
                                   not in her individual capacity,
                                   but solely as Trustee


                                    /s/ Susan N. Roth
                                    -----------------------------------


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